IMMEDIATE RELEASE

TOWNSQUARE REPORTS Q3 RESULTS

Digital Represents 55% of September YTD Total Net Revenue and Total Segment Profit
Reduced Debt by $17 million Since the February 2025 Refinancing

Purchase, NY – November 10, 2025 - Townsquare Media, Inc. (NYSE: TSQ) (“Townsquare”, the "Company," "we," "us," or "our") announced today its financial results for the third quarter ended September 30, 2025.

“I am pleased to share that Townsquare’s third quarter results met our previously issued net revenue and Adjusted EBITDA guidance, reflecting our team’s hard work in the current macroeconomic environment. In the third quarter, net revenue decreased -4.5% year-over-year excluding political, and -7.4% in total, meeting our guidance, and Adjusted EBITDA decreased -2.0% year-over-year excluding political, and -13.5% in total, also meeting our guidance. Importantly, due to our strong expense management, Adjusted EBITDA margins excluding political improved year-over-year, despite revenue declines. In addition, our third quarter net loss was $5.5 million,” commented Bill Wilson, Chief Executive Officer of Townsquare Media, Inc. “In the first nine months of 2025, Townsquare’s total Digital net revenue increased +2.1% year-over-year, representing 55% of the Company’s total net revenue, and Digital Segment Profit increased +3.6% year-over-year, operating at a 26% profit margin, and representing 55% of our total Segment Profit. In particular, I’d like to highlight the strong performance of our Direct Digital Advertising revenue streams (including the direct sales of our owned and operated digital properties and our programmatic offering), which increased +7% year-over-year in the third quarter, partially offsetting the significant short-term headwinds we are currently facing due to the deterioration in online audience trends; and the strong profit performance of Townsquare Interactive, which delivered Segment Profit growth of +21% year-over-year in the third quarter (+$1.1 million) and +19% year-over-year in the September year-to-date period (+$3.0 million).”

Mr. Wilson continued, “Despite numerous headwinds that we have encountered, we are proud that the execution of our Digital First Local Media strategy has allowed us to deliver excellent results for our clients, while also producing strong cash flow from operations due to the thoughtful and deliberate management of our expense base. Since our successful February refinancing, we have applied our cash flow towards organic investment in our digital growth engine and debt repayment, while also maintaining our high yielding dividend. Since the refinancing, we have reduced our outstanding debt by $17 million, including $6 million of Term Loans which we repurchased at a discount in the third quarter. Looking forward, we remain confident in our ability to build shareholder value for our investors through long-term net revenue, Adjusted EBITDA and cash flow growth, net leverage reduction, and future dividend payments,” concluded Mr. Wilson.

The Company announced today that its Board of Directors approved a quarterly cash dividend of $0.20 per share. The dividend will be payable on February 2, 2026 to shareholders of record as of the close of business on January 26, 2026. As of the last closing price that reflects a dividend yield of approximately 13%.

Segment Reporting
We have three reportable operating segments, Digital Advertising, Subscription Digital Marketing Solutions, and Broadcast Advertising. The Digital Advertising segment, marketed externally as Townsquare Ignite, includes digital advertising on our digital programmatic advertising platform and our owned and operated digital properties, and our first party data digital management platform. The Subscription Digital Marketing Solutions segment includes our subscription digital marketing solutions business, Townsquare Interactive. The Broadcast Advertising segment includes our local, regional, and national advertising products and solutions delivered via terrestrial radio broadcast, and other miscellaneous revenue that is associated with our broadcast advertising platform. The remainder of our business is reported in the Other category, which includes our live events business.

Third Quarter Results*
•As compared to the third quarter of 2024:
•Net revenue decreased 7.4%, and 4.5% excluding political

•Net (loss) income decreased $16.8 million from net income of $11.3 million to a net loss of $5.5 million
•Adjusted EBITDA decreased 13.5%, and 2.0% excluding political
•Total Digital net revenue decreased 1.8%
•Digital Advertising net revenue decreased 1.5%
•Subscription Digital Marketing Solutions (“Townsquare Interactive”) net revenue decreased 2.3%
•Total Digital Segment Profit decreased 6.8%
•Digital Advertising Segment Profit decreased 20.1%
•Subscription Digital Marketing Solutions Segment Profit increased 21.1%
•Broadcast Advertising net revenue decreased 13.8%, and 8.1% excluding political
•Net loss per diluted share was $0.36 and Adjusted Net Income per diluted share was $0.05
•Repaid $8.7 million of our Term Loan, including the voluntary repayment of $5.8 million at a discount to par

Year-to-Date Highlights*
•As compared to the nine months ended September 30, 2024:
•Net revenue decreased 3.7%, and 2.3% excluding political
•Net loss decreased $31.0 million from net loss of $36.0 million to net loss of $5.0 million
•Adjusted EBITDA decreased 3.8%, and increased 2.4% excluding political
•Total Digital net revenue increased 2.1%
•Digital Advertising net revenue increased 2.6%
•Subscription Digital Marketing Solutions net revenue increased 1.1%
•Total Digital Segment Profit increased 3.6%
•Digital Advertising Segment Profit decreased 5.0%
•Subscription Digital Marketing Solutions Segment Profit increased 19.4%
•Broadcast Advertising net revenue decreased 10.8%, and 8.0% excluding political
•Entered into a five-year $490 million Credit Agreement, including a $470 million Senior Secured Term Loan Facility and a $20 million Revolving Credit Facility
•Redeemed all of the Company’s outstanding 2026 Senior Secured Notes of $467.4 million
•Repaid $11.6 million of our Term Loan, including the voluntary repayment of $5.8 million at a discount to par
•Reduced outstanding debt by $16.6 million since the February 2025 refinancing, including a $5.0 million net reduction of the outstanding Revolving Credit Facility
*See below for discussion of non-GAAP measures.

Guidance
For the fourth quarter of 2025, net revenue is expected to be between $105 million and $109 million, and Adjusted EBITDA is expected to be between $21.5 million and $23.5 million.

For the full year 2025, net revenue is expected to be between $426 million and $430 million, and Adjusted EBITDA is expected to be between $88 million and $90 million.

Quarter Ended September 30, 2025 Compared to the Quarter Ended September 30, 2024

Net Revenue
Net revenue for the three months ended September 30, 2025 decreased $8.6 million, or 7.4%, to $106.8 million as compared to $115.3 million in the same period in 2024. Broadcast Advertising net revenue decreased $7.5 million, or 13.8%, and Digital Advertising net revenue decreased $0.6 million, or 1.5%, due to decreases in the purchases of advertising by our clients and political revenue, and Subscription Digital Marketing Solutions net revenue decreased $0.4 million or 2.3%, due to reduced sales velocity as a result of lower headcount.

Excluding political revenue of $0.2 million and $3.7 million for the three months ended September 30, 2025 and 2024, respectively, net revenue decreased $5.0 million, or 4.5%, to $106.6 million, Broadcast Advertising net revenue decreased $4.1 million, or 8.1%, to $46.8 million, and Digital Advertising net revenue decreased $0.5 million, or 1.2%, to $40.2 million.

Net (Loss) Income
For the three months ended September 30, 2025, we reported net loss of $5.5 million, a decrease of $16.8 million as compared to net income of $11.3 million in the same period last year. The decrease was due to the $8.6 million decrease in net revenue, a $6.2 million increase in transaction and business realignment costs and a $3.4 million increase in interest expense, partially offset by a $5.0 million decrease in direct operating expenses and a $4.0 million decrease in the income tax benefit. Adjusted Net Income decreased $5.2 million to $0.9 million, as compared to $6.1 million for the same period last year.

Adjusted EBITDA
Adjusted EBITDA for the three months ended September 30, 2025 decreased $3.4 million, or 13.5%, to $22.0 million, as compared to $25.5 million in the same period last year. Adjusted EBITDA (Excluding Political) decreased $0.4 million, or 2.0%, to $21.9 million, as compared to $22.3 million in the same period last year.

Nine Months Ended September 30, 2025 Compared to the Nine Months Ended September 30, 2024

Net Revenue
Net revenue for the nine months ended September 30, 2025, decreased $12.3 million, or 3.7%, to $320.9 million as compared to $333.2 million in the same period in 2024. Broadcast Advertising net revenue decreased $16.6 million, or 10.8%, due to decreases in the purchases of advertising by our clients and political revenue. This decrease was partially offset by an increase in Digital Advertising net revenue of $3.0 million, or 2.6%, an increase in Other net revenue of $0.8 million, or 11.6%, and an increase in Subscription Digital Marketing Solutions net revenue of $0.6 million, or 1.1%.

Excluding political revenue of $1.3 million and $6.2 million for the nine months ended September 30, 2025 and 2024, respectively, net revenue decreased $7.4 million, or 2.3% to $319.6 million, Broadcast Advertising net revenue decreased $11.9 million, or 8.0%, to $136.5 million, and Digital Advertising net revenue increased $3.2 million, or 2.7%, to $119.3 million.

Net (Loss) Income
For the nine months ended September 30, 2025, we reported net loss of $5.0 million, an improvement of $31.0 million as compared to a net loss of $36.0 million in the same period last year. The decrease in net loss was due to a $31.7 million decrease in non-cash impairment charges, an $8.8 million decrease in direct operating expenses, a $7.5 million increase in gain on sale and retirement of assets, an $11.7 million decrease in the income tax provision and a $3.0 million decrease in stock-based compensation. These variances were partially offset by an $8.1 million increase in interest expense and a $5.2 million decrease in other (expense) income primarily due to a $4.0 million gain on the third-party acquisition of an investee in 2024. Adjusted Net Income decreased $5.3 million to $3.6 million as compared to $8.9 million for the same period last year.

Adjusted EBITDA
Adjusted EBITDA for the nine months ended September 30, 2025 decreased $2.6 million, or 3.8% to $66.6 million, as compared to $69.2 million in the same period last year. Adjusted EBITDA (Excluding Political) increased $1.6 million, or 2.4%, to $65.5 million, as compared to $63.9 million in the same period last year.

Liquidity and Capital Resources
As of September 30, 2025, we had a total of $3.2 million of cash and cash equivalents and $463.4 million of outstanding indebtedness, representing 4.74x and 4.71x gross and net leverage, respectively, based on Adjusted EBITDA for the twelve months ended September 30, 2025, of $97.8 million.

The table below presents a summary, as of November 5, 2025, of our outstanding common stock (net of treasury shares).

Security	Number Outstanding	Description
Class A common stock	15,145,320	One vote per share.
Class B common stock	815,296	10 votes per share.[1]
Class C common stock	500,000	No votes.[1]
Total	16,460,616
[1] Each share converts into one share of Class A common stock upon transfer or at the option of the holder, subject to certain conditions, including compliance with FCC rules.

Conference Call
Townsquare Media, Inc. will host a conference call to discuss certain third quarter 2025 financial results and 2025 guidance on Monday, November 10, 2025 at 8:00 a.m. Eastern Time. The conference call dial-in number is 1-800-717-1738 (U.S. & Canada) or 1-646-307-1865 (International) and the conference ID is “Townsquare.” A live webcast of the conference call will also be available on the investor relations page of the Company’s website at www.townsquaremedia.com.

A replay of the conference call will be available through November 17, 2025. To access the replay, please dial 1-844-512-2921 (U.S. and Canada) or 1-412-317-6671 (International) and enter confirmation code 1105548. A web-based archive of the conference call will also be available at the above website.

About Townsquare Media, Inc.
Townsquare is a community-focused digital and broadcast media and digital marketing solutions company principally focused outside the top 50 markets in the U.S. Townsquare Ignite, our robust digital advertising division, specializes in helping businesses of all sizes connect with their target audience through data-driven, results based strategies, by utilizing a) our proprietary digital programmatic advertising technology stack with an in-house demand and data management platform and b) our owned and operated portfolio of more than 400 local news and entertainment websites and mobile apps along with a network of leading national music and entertainment brands, collecting valuable first party data. Townsquare Interactive, our subscription digital marketing services business, partners with SMBs to help manage their digital presence by providing a SAAS business management platform, website design, creation and hosting, search engine optimization and other digital services. And through our portfolio of local radio stations strategically situated outside the Top 50 markets in the United States, we provide effective advertising solutions for our clients and relevant local content for our audiences. For more information, please visit www.townsquaremedia.com, www.townsquareinteractive.com and www.townsquareignite.com.

Forward-Looking Statements
Except for the historical information contained in this press release, the matters addressed are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often discuss our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “aim,” “anticipate,” “estimate,” “expect,” “forecast,” “outlook,” “potential,” “project,” “projection,” “plan,” “intend,” “seek,” “believe,” “may,” “could,” “would,” “will,” “should,” “can,” “can have,” “likely,” the negatives thereof and other words and terms. Actual events or results may differ materially from the results anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors that could cause actual results to differ materially from those estimated by us include the impact of general economic conditions in the United States, or in the specific markets in which we currently do business including supply chain disruptions, inflation, labor shortages and the effect on advertising activity, industry conditions, including existing competition and future competitive technologies, the popularity of radio as a broadcasting and advertising medium, cancellations, disruptions or postponements of advertising schedules in response to national or world events, our ability to develop and maintain digital technologies and hire and retain technical and sales talent, our dependence on key personnel, our capital expenditure requirements, our continued ability to identify suitable acquisition targets, and consummate and integrate any future acquisitions, legislative or regulatory requirements, risks and uncertainties relating to our leverage and changes in interest rates, our ability to obtain financing at times, in amounts and at rates considered appropriate by us, our ability to access the capital markets as and when needed and on terms that we consider favorable to us and other factors discussed in this section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this report and under “Risk

Factors” in our 2024 Annual Report on Form 10-K, for the year ended December 31, 2024, filed with the SEC on March 17, 2025, as well as other risks discussed from time to time in our filings with the SEC. Many of these factors are beyond our ability to predict or control. In addition, as a result of these and other factors, our past financial performance should not be relied on as an indication of future performance. The cautionary statements referred to in this section also should be considered in connection with any subsequent written or oral forward-looking statements that may be issued by us or persons acting on our behalf. The forward-looking statements included in this report are made only as of the date hereof or as of the date specified herein. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures and Definitions
In this press release, we refer to Adjusted EBITDA, Adjusted EBITDA (Excluding Political), Adjusted Net Income and Adjusted Net Income Per Share which are financial measures that have not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”).

We define Adjusted EBITDA as net income before the deduction of income taxes, interest expense, net, (gain) loss on repurchases and extinguishment of debt, transaction and business realignment costs, depreciation and amortization, stock-based compensation, impairments, net (gain) loss on sale and retirement of assets and other expense (income), net. We define Adjusted EBITDA (Excluding Political) as Adjusted EBITDA less political net revenue, net of a fifteen percent deduction to account for estimated national representative firm fees, music licensing fees and sales commissions expense. Adjusted Net Income is defined as net income before the deduction of transaction and business realignment costs, impairments, gain on sale of investment, change in fair value of investment, net (gain) loss on sale and retirement of assets, (gain) loss on repayments, repurchases and extinguishment of debt, gain on insurance recoveries and net income attributable to non-controlling interest, net of income taxes stated at the Company's applicable statutory effective tax rate. Adjusted Net Income Per Share is defined as Adjusted Net Income divided by the weighted average shares outstanding. We define Net Leverage as our total outstanding indebtedness, net of our total cash balance as of September 30, 2025, divided by our Adjusted EBITDA for the twelve months ended September 30, 2025. These measures do not represent, and should not be considered as alternatives to or superior to, financial results and measures determined or calculated in accordance with GAAP. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. You should be aware that in the future we may incur expenses or charges that are the same as or similar to some of the adjustments in the presentation, and we do not infer that our future results will be unaffected by unusual or nonrecurring items. In addition, these non-GAAP measures may not be comparable to similarly-named measures reported by other companies.

We use Adjusted EBITDA and Adjusted EBITDA (Excluding Political) to facilitate company-to-company operating performance comparisons by backing out potential differences caused by variations in capital structures (affecting interest expense), taxation and the age and book depreciation of facilities and equipment (affecting relative depreciation expense), which may vary for different companies for reasons unrelated to operating performance, and to facilitate year over year comparisons, by backing out the impact of political revenue which varies depending on the election cycle and may be unrelated to operating performance. We use Adjusted Net Income and Adjusted Net Income Per Share to assess total company operating performance on a consistent basis. We use Net Leverage to measure the Company’s ability to handle its debt burden. We believe that these measures, when considered together with our GAAP financial results, provide management and investors with a more complete understanding of our business operating results, including underlying trends, by excluding the effects of loss (gain) on extinguishment and repurchases of debt, transaction costs, net (gain) loss on sale and retirement of assets and investments, business realignment costs and impairments. Further, while discretionary bonuses for members of management are not determined with reference to specific targets, our board of directors may consider Adjusted EBITDA, Adjusted EBITDA (Excluding Political), Adjusted Net Income, Adjusted Net Income Per Share, and Net Leverage when determining discretionary bonuses.

Investor Relations
Claire Yenicay
(203) 900-5555
investors@townsquaremedia.com

TOWNSQUARE MEDIA, INC.
CONSOLIDATED BALANCE SHEETS
(in Thousands, Except Share and Per Share Data)
(unaudited)

	September 30, 2025	December 31, 2024

ASSETS
Current assets:
Cash and cash equivalents	$3,211	$32,990
Accounts receivable, net of allowance for credit losses of $3,573 and $3,924, respectively	55,493	60,635
Prepaid expenses and other current assets	13,529	11,822
Total current assets	72,233	105,447
Property and equipment, net	110,878	110,269
Intangible assets, net	157,947	162,156
Goodwill	149,903	152,903
Investments	725	725
Operating lease right-of-use assets	46,664	48,322
Other assets	561	592
Restricted cash	323	—
Total assets	$539,234	$580,414
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$8,954	$4,451
Current portion of long-term debt	11,750	—
Deferred revenue	8,178	9,899
Accrued compensation and benefits	9,312	12,903
Accrued expenses and other current liabilities	30,438	26,572
Operating lease liabilities, current	8,209	9,026
Accrued interest	4,883	13,405
Total current liabilities	81,724	76,256
Long-term debt, net of discount and deferred finance costs of $25,766 and $1,680, respectively	425,848	465,756
Deferred tax liability	14,166	12,500
Operating lease liability, net of current portion	43,501	44,177
Other long-term liabilities	7,958	10,167
Total liabilities	573,197	608,856
Stockholders’ deficit:
Class A common stock, par value $0.01 per share; 300,000,000 shares authorized; 16,095,234 and 15,386,219 shares issued and outstanding, respectively	161	154
Class B common stock, par value $0.01 per share; 50,000,000 shares authorized; 815,296 and 815,296 shares issued and outstanding, respectively	8	8
Class C common stock, par value $0.01 per share; 50,000,000 shares authorized; 500,000 and 500,000 shares issued and outstanding, respectively	5	5
Total common stock	174	167
Treasury stock, at cost; 965,399 and 965,399 shares of Class A common stock, respectively	(11,203)	(11,203)
Additional paid-in capital	318,318	307,000
Accumulated deficit	(344,683)	(327,819)
Non-controlling interest	3,431	3,413
Total stockholders’ deficit	(33,963)	(28,442)
Total liabilities and stockholders’ deficit	$539,234	$580,414

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in Thousands, Except Per Share Data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net revenue	$106,759	$115,311	$320,882	$333,169
Operating costs and expenses:
Direct operating expenses, excluding depreciation, amortization, and stock-based compensation	78,758	83,794	237,403	246,201
Depreciation and amortization	4,646	4,947	13,619	14,896
Corporate expenses	5,985	6,063	16,905	17,762
Stock-based compensation	3,066	2,867	11,044	14,062
Transaction and business realignment costs	6,891	645	10,718	3,683
Impairment of intangible assets, goodwill, investments and long-lived assets	3,098	2,008	4,598	36,264
Net gain on sales and retirements of assets	(1,621)	(110)	(7,524)	(66)
Total operating costs and expenses	100,823	100,214	286,763	332,802
Operating income	5,936	15,097	34,119	367
Other expense (income):
Interest expense, net	12,606	9,175	35,497	27,418
(Gain) loss on repayments, repurchases and extinguishment of debt	(247)	(8)	1,205	(11)
Other expense (income), net	135	(277)	226	(4,974)
(Loss) income from operations before tax	(6,558)	6,207	(2,809)	(22,066)
Income tax (benefit) provision	(1,060)	(5,129)	2,191	13,903
Net (loss) income	$(5,498)	$11,336	$(5,000)	$(35,969)

Net (loss) income attributable to:
Controlling interests	$(5,902)	$10,847	$(6,317)	$(37,261)
Non-controlling interests	404	489	1,317	1,292
Net (loss) income	$(5,498)	$11,336	$(5,000)	$(35,969)

Basic (loss) income per share	$(0.36)	$0.71	$(0.39)	$(2.38)

Diluted (loss) income per share	$(0.36)	$0.63	$(0.39)	$(2.38)

Weighted average shares outstanding:
Basic	16,299	15,296	16,139	15,650
Diluted	16,299	17,227	16,139	15,650

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in Thousands)
(unaudited)

	Nine Months Ended September 30,
	2025	2024
Cash flows from operating activities:
Net loss	$(5,000)	$(35,969)
Adjustments to reconcile net (loss) to net cash provided by operating activities:
Depreciation and amortization	13,619	14,896
Amortization of debt discount and deferred financing costs	3,258	1,576
Non-cash lease income	(1,190)	(558)
Net deferred taxes and other	1,666	13,307
Allowance for credit losses	2,796	4,036
Stock-based compensation expense	11,044	14,062
Loss (gain) on extinguishment, repayments and repurchases of debt	1,205	(11)
Trade and barter activity, net	(1,141)	(993)
Impairment of intangible assets, goodwill, investments and long-lived assets	4,598	36,264
Net gain on sales and retirements of assets	(7,524)	(66)
Gain on sale of investment	—	(4,054)
Unrealized gain on investment	—	(202)
Amortization of content rights	1,109	3,667
Change in content rights liabilities	(1,280)	(3,747)
Other	1,690	1,903
Changes in assets and liabilities:
Accounts receivable	2,775	(1,117)
Prepaid expenses and other assets	(1,762)	(1,516)
Accounts payable	4,501	(1,231)
Accrued expenses	(4,087)	(10,812)
Accrued interest	(8,522)	(8,920)
Other long-term liabilities	254	42
Net cash provided by operating activities	18,009	20,557
Cash flows from investing activities:
Purchases of property and equipment	(11,820)	(13,771)
Net proceeds from sales of assets and investment related transactions	8,412	5,829
Proceeds from insurance recoveries	17	336
Net cash used in investing activities	(3,391)	(7,606)
Cash flows from financing activities:
Repayment and repurchases of 2026 Notes	(467,436)	(24,521)
Proceeds from Term Loan	446,400	—
Voluntary repayments of Term Loan	(5,185)	—
Fixed quarterly repayments of Term Loan	(5,875)	—
Deferred financing costs	(4,692)	—
Borrowings under the revolving credit facility	18,000	—
Repayment of borrowings under the revolving credit facility	(13,000)	—
Dividend payments	(9,828)	(9,267)
Proceeds from stock options exercised	853	7,252
Shares withheld in lieu of employee tax withholding	(1,496)	(35)
Withholdings for shares issued under the ESPP	596	708
Repurchases of stock	—	(23,551)
Cash distribution to non-controlling interests	(1,299)	(1,300)
Repayments of capitalized obligations	(1,112)	(1,491)
Net cash used in financing activities	(44,074)	(52,205)
Cash and cash equivalents and restricted cash:
Net decrease in cash, cash equivalents and restricted cash	(29,456)	(39,254)
Beginning of period	32,990	61,549
End of period	$3,534	$22,295

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
(in Thousands)
(unaudited)

	Nine Months Ended September 30,
	2025	2024
Supplemental Disclosure of Cash Flow Information:
Cash payments:
Interest	$40,722	$35,390
Income taxes	908	945

Supplemental Disclosure of Non-cash Activities:
Dividends declared, but not paid during the period	$3,524	$3,214
Accrued financing costs	833	—
Property and equipment acquired in exchange for advertising(1)	1,779	772
Accrued capital expenditures	132	79

Supplemental Disclosure of Cash Flow Information relating to Leases:
Cash paid for amounts included in the measurement of operating lease liabilities, included in operating cash flows	$9,054	$9,175
Right-of-use assets obtained in exchange for operating lease obligations	5,500	4,691

Reconciliation of cash, cash equivalents and restricted cash
Cash and cash equivalents	$3,211	$21,786
Restricted cash	323	509
	$3,534	$22,295
(1) Represents total advertising services provided by the Company in exchange for property and equipment during each of the nine months ended September 30, 2025 and 2024, respectively.

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS BY SEGMENT
(in Thousands)
(unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2025	2024	% Change	2025	2024	% Change
Digital Advertising	$40,228	$40,861	(1.5)%	$119,517	$116,541	2.6%
Subscription Digital Marketing Solutions	18,649	19,080	(2.3)%	56,438	55,848	1.1%
Broadcast Advertising	46,997	54,526	(13.8)%	137,581	154,198	(10.8)%
Other	885	844	4.9%	7,346	6,582	11.6%
Net revenue	106,759	115,311	(7.4)%	320,882	333,169	(3.7)%
Digital Advertising expenses	31,590	30,050	5.1%	92,082	87,665	5.0%
Subscription Digital Marketing Solutions Expenses	12,442	13,956	(10.8)%	37,812	40,251	(6.1)%
Broadcast Advertising expenses	33,633	38,560	(12.8)%	100,583	111,442	(9.7)%
Other expenses	1,093	1,228	(11.0)%	6,926	6,843	1.2%
Direct operating expenses	78,758	83,794	(6.0)%	237,403	246,201	(3.6)%
Depreciation and amortization	4,646	4,947	(6.1)%	13,619	14,896	(8.6)%
Corporate expenses	5,985	6,063	(1.3)%	16,905	17,762	(4.8)%
Stock-based compensation	3,066	2,867	6.9%	11,044	14,062	(21.5)%
Transaction and business realignment costs	6,891	645	968.4%	10,718	3,683	191.0%
Impairment of intangible assets, goodwill, investments and long-lived assets	3,098	2,008	54.3%	4,598	36,264	(87.3)%
Net gain on sales and retirements of assets	(1,621)	(110)	**	(7,524)	(66)	**
Total operating costs and expenses	100,823	100,214	0.6%	286,763	332,802	(13.8)%
Operating income	5,936	15,097	(60.7)%	34,119	367	**
Other expense (income):
Interest expense, net	12,606	9,175	37.4%	35,497	27,418	29.5%
(Gain) loss on repayments, repurchases and extinguishment of debt	(247)	(8)	**	1,205	(11)	**
Other expense (income), net	135	(277)	**	226	(4,974)	**
(Loss) income from operations before tax	(6,558)	6,207	**	(2,809)	(22,066)	(87.3)%
Income tax (benefit) provision	(1,060)	(5,129)	(79.3)%	2,191	13,903	(84.2)%
Net (loss) income	$(5,498)	$11,336	**	$(5,000)	$(35,969)	(86.1)%
** not meaningful

The following table presents Net revenue by segment and Segment Profit, for the three and nine months ended September 30, 2025, and 2024, respectively (in thousands):

	Three Months Ended September 30,			Nine Months Ended September 30,
	(Unaudited)			(Unaudited)
	2025	2024	% Change	2025	2024	% Change
Digital Advertising	$40,228	$40,861	(1.5)%	$119,517	$116,541	2.6%
Subscription Digital Marketing Solutions	18,649	19,080	(2.3)%	56,438	55,848	1.1%
Digital	58,877	59,941	(1.8)%	175,955	172,389	2.1%
Broadcast Advertising	46,997	54,526	(13.8)%	137,581	154,198	(10.8)%
Other	885	844	4.9%	7,346	6,582	11.6%
Net revenue	$106,759	$115,311	(7.4)%	$320,882	$333,169	(3.7)%
Digital Advertising	$8,638	$10,811	(20.1)%	$27,435	$28,876	(5.0)%
Subscription Digital Marketing Solutions	6,207	5,124	21.1%	18,626	15,597	19.4%
Digital	14,845	15,935	(6.8)%	46,061	44,473	3.6%
Broadcast Advertising	13,364	15,966	(16.3)%	36,998	42,756	(13.5)%
Other	(208)	(384)	(45.8)%	420	(261)	**
Segment Profit	$28,001	$31,517	(11.2)%	$83,479	$86,968	(4.0)%

The following table reconciles Net revenue to Net revenue, excluding political revenue on a GAAP basis by segment for the three and nine months ended September 30, 2025, and 2024, respectively (in thousands):

	Three Months Ended September 30,			Nine Months Ended September 30,
	(Unaudited)			(Unaudited)
	2025	2024	% Change	2025	2024	% Change
Digital Advertising	$40,228	$40,861	(1.5)%	$119,517	$116,541	2.6%
Subscription Digital Marketing Solutions	18,649	19,080	(2.3)%	56,438	55,848	1.1%
Digital	58,877	59,941	(1.8)%	175,955	172,389	2.1%
Broadcast Advertising	46,997	54,526	(13.8)%	137,581	154,198	(10.8)%
Other	885	844	4.9%	7,346	6,582	11.6%
Net revenue	$106,759	$115,311	(7.4)%	$320,882	$333,169	(3.7)%
Digital Advertising political revenue	14	145	(90.3)%	172	364	(52.7)%
Subscription Digital Marketing Solutions political revenue	—	—	—	—	—	—
Broadcast Advertising political revenue	155	3,555	(95.6)%	1,120	5,855	(80.9)%
Other political revenue	—	—	—	—	—	—
Political revenue	$169	$3,700	(95.4)%	$1,292	$6,219	(79.2)%
Digital Advertising net revenue (ex. political)	40,214	40,716	(1.2)%	119,345	116,177	2.7%
Subscription Digital Marketing Solutions net revenue (ex. political)	18,649	19,080	(2.3)%	56,438	55,848	1.1%
Digital net revenue (ex. political)	58,863	59,796	(1.6)%	175,783	172,025	2.2%
Broadcast Advertising political net revenue (ex. political)	46,842	50,971	(8.1)%	136,461	148,343	(8.0)%
Other net revenue (ex. political)	885	844	4.9%	7,346	6,582	11.6%
Net revenue (ex. political)	$106,590	$111,611	(4.5)%	$319,590	$326,950	(2.3)%

The following table reconciles net (loss) income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted Net Income for the three and nine months ended September 30, 2025, and 2024, respectively (in thousands, except per share data):

	Three Months Ended September 30,		Nine Months Ended September 30,
	(Unaudited)
	2025	2024	2025	2024
Net (loss) income	$(5,498)	$11,336	$(5,000)	$(35,969)
Income tax (benefit) provision	(1,060)	(5,129)	2,191	13,903
(Loss) Income from operations before taxes	(6,558)	6,207	(2,809)	(22,066)
Transaction and business realignment costs	6,891	645	10,718	3,683
Impairment of intangible assets, goodwill, investments and long-lived assets	3,098	2,008	4,598	36,264
Net gain on sales and retirements of assets	(1,621)	(110)	(7,524)	(66)
(Gain) loss on repayments, repurchases and extinguishment of debt	(247)	(8)	1,205	(11)
Gain on sale of investment	—	(46)	—	(4,054)
Change in fair value of investment	—	—	—	(202)
Gain on insurance recoveries	(8)	(58)	(17)	(336)
Net income attributable to non-controlling interest, net of income taxes	(404)	(489)	(1,317)	(1,292)
Adjusted net income before income taxes	1,151	8,149	4,854	11,920
Income tax provision (1)	296	2,069	1,249	3,027
Adjusted Net Income	$855	$6,080	$3,605	$8,893

Adjusted Net Income Per Share:
Basic	$0.05	$0.40	$0.22	$0.57
Diluted	$0.05	$0.35	$0.21	$0.50

Weighted average shares outstanding:
Basic	16,299	15,296	16,139	15,650
Diluted	16,991	17,227	16,797	17,694
(1) Income tax provision for the three and nine months ended September 30, 2025 and 2024, respectively, was calculated using the Company's statutory effective tax rate.

The following table reconciles net (loss) income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA, Adjusted EBITDA (Excluding Political), and Adjusted EBITDA Less Interest, Capex and Taxes for the three and nine months ended September 30, 2025, and 2024, respectively (dollars in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	(Unaudited)
	2025	2024	2025	2024
Net (loss) income	$(5,498)	$11,336	$(5,000)	$(35,969)
Income tax (benefit) provision	(1,060)	(5,129)	2,191	13,903
Interest expense, net	12,606	9,175	35,497	27,418
(Gain) loss on repayments, repurchases and extinguishment of debt	(247)	(8)	1,205	(11)
Depreciation and amortization	4,646	4,947	13,619	14,896
Stock-based compensation	3,066	2,867	11,044	14,062
Transaction and business realignment costs	6,891	645	10,718	3,683
Impairment of intangible assets, goodwill, investments and long-lived assets	3,098	2,008	4,598	36,264
Other (a)	(1,486)	(387)	(7,298)	(5,040)
Adjusted EBITDA	$22,016	$25,454	$66,574	$69,206
Political Adjusted EBITDA	(144)	(3,145)	(1,098)	(5,286)
Adjusted EBITDA (Excluding Political)	$21,872	$22,309	$65,476	$63,920
Political Adjusted EBITDA	144	3,145	1,098	5,286
Net cash paid for interest	(11,382)	(17,146)	(40,722)	(35,390)
Capital expenditures	(3,555)	(5,092)	(11,820)	(13,771)
Cash paid for taxes	(123)	(261)	(908)	(945)
Adjusted EBITDA Less Interest, Capex and Taxes	$6,956	$2,955	$13,124	$19,100
(a) Other includes net (gain) loss on sales and retirements of assets and other expense (income), net.

The following table reconciles net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA on a quarterly basis for the twelve months ended September 30, 2025 (dollars in thousands):

	Three Months Ended				Twelve Months Ended
	(Unaudited)
	December 31, 2024	March 31, 2025	June 30, 2025	September 30, 2025	September 30, 2025
Net income (loss)	$25,041	$(1,511)	$2,009	$(5,498)	$20,041
Income tax (benefit) provision	(12,596)	(3,038)	6,289	(1,060)	(10,405)
Interest expense, net	8,808	10,239	12,652	12,606	44,305
Loss (gain) on repayments, repurchases and extinguishment of debt	57	1,452	—	(247)	1,262
Depreciation and amortization	4,771	4,415	4,558	4,646	18,390
Stock-based compensation	3,109	4,188	3,790	3,066	14,153
Transaction and business realignment costs	1,222	2,438	1,389	6,891	11,940
Impairment of intangible assets, investments, goodwill and long-lived assets	1,450	—	1,500	3,098	6,048
Other (a)	(683)	(46)	(5,766)	(1,486)	(7,981)
Adjusted EBITDA	$31,179	$18,137	$26,421	$22,016	$97,753
(a) Other includes net (gain) loss on sales and retirements of assets and other expense (income), net.

The following tables provide the calculation of Segment Profit for the three months ended September 30, 2025, and 2024 (in thousands). Segment Profit represents net revenue less direct operating expenses, excluding depreciation, amortization, and stock-based compensation:

	Three Months Ended September 30, 2025
	(Unaudited)
	Digital Advertising	Subscription Digital Marketing Solutions	Broadcast Advertising	Other	Total
Net Revenue	$40,228	$18,649	$46,997	$885	$106,759
Direct operating expenses, excluding depreciation, amortization, and stock-based compensation	31,590	12,442	33,633	1,093	78,758
Segment Profit	$8,638	$6,207	$13,364	$(208)	$28,001

	Three Months Ended September 30, 2024
	(Unaudited)
	Digital Advertising	Subscription Digital Marketing Solutions	Broadcast Advertising	Other	Total
Net Revenue	$40,861	$19,080	$54,526	$844	$115,311
Direct operating expenses, excluding depreciation, amortization, and stock-based compensation	30,050	13,956	38,560	1,228	83,794
Segment Profit	$10,811	$5,124	$15,966	$(384)	$31,517

The following tables provide the calculation of Segment Profit for the nine months ended September 30, 2025, and 2024 (in thousands). Segment Profit represents net revenue less direct operating expenses, excluding depreciation, amortization, and stock-based compensation:

	Nine Months Ended September 30, 2025
	(Unaudited)
	Digital Advertising	Subscription Digital Marketing Solutions	Broadcast Advertising	Other	Total
Net Revenue	$119,517	$56,438	$137,581	$7,346	$320,882
Direct operating expenses, excluding depreciation, amortization, and stock-based compensation	92,082	37,812	100,583	6,926	237,403
Segment Profit	$27,435	$18,626	$36,998	$420	$83,479

	Nine Months Ended September 30, 2024
	(Unaudited)
	Digital Advertising	Subscription Digital Marketing Solutions	Broadcast Advertising	Other	Total
Net Revenue	$116,541	$55,848	$154,198	$6,582	$333,169
Direct operating expenses, excluding depreciation, amortization, and stock-based compensation	87,665	40,251	111,442	6,843	246,201
Segment Profit	$28,876	$15,597	$42,756	$(261)	$86,968